SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 3, 2000

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting an 86% increase in consolidated procedure volume for the third quarter of 2000.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated October 3, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: October 3, 2000	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts	Investor Relations Contacts	Media Contact
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.	The Dilenschneider Group
Stephen N. Joffe, Chairman & CEO	Bruce Voss (Bruce@lhai.com)	Joel Pomerantz
Alan H. Buckey, CFO	Zachary Bryant (Zachary@lhai.com)	(212) 922-0900
(513) 792-9292	(310) 575-4848
www.lca-vision.com	www.lhai.com
www.lasikplus.com

FOR IMMEDIATE RELEASE

LCA-VISION POSTS 86% INCREASE IN THIRD QUARTER PROCEDURES

Company Reports Record 16,341 Procedures Versus 8,769 a Year-Ago

Procedure Volume Grows 18% from Second Quarter

CINCINNATI, October 3, 2000 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. provider of laser vision correction services, today reported an 86% increase in consolidated procedure volume for the third quarter of 2000. Third quarter procedures rose to a record 16,341, up from 8,769 procedures for the same period a year ago. Sequentially, procedures were up 18% versus last quarter's 13,888.

During the third quarter, the company opened six new LasikPlus centers: three in Philadelphia, two additional centers in the D.C. area, and one additional center in the Atlanta area. These openings enable the company to leverage advertising and promotion spending across multiple centers in the same geographic market.

"Our aggressive roll out of new centers is focused on establishing unassailable leadership in the nation's most promising markets," said LCA-Vision Chairman and CEO Stephen Joffe. "While we will open two additional centers early in the fourth quarter, we intend to resume an aggressive schedule of new center openings in 2001. We are convinced that increasing procedure volume is the surest route to long-term profitability and shareholder value."

Mr. Joffe added, "Pricing continues to be highly competitive, but we are seeing some moderation in a few of our markets. We have also found that candidates for the procedure are willing to pay a premium for superior technology, experienced surgeons and quality long-term care."

Under its previously announced share buy-back program, the company, through September 30, 2000, has purchased approximately 1,779,000 shares in the open market at an average price of $2.81.

LCA-Vision currently owns and operates 31 facilities in the U.S. plus two centers in Canada and one in Europe. In addition to its U.S., Canadian and European centers, LCA-Vision is currently licensing its business model to Japan's Rei Corporation, which has already opened one LasikPlus Center in Tokyo.

LCA-Vision also manages The National LASIK Network provider group for individuals covered by Cole Managed Vision, a leading provider of vision care benefits. Cole Managed Vision, a unit of Cole National Corporation (NYSE:CNJ), develops, markets, and administers group vision benefit programs for employers, health plans, trust funds, and associations nationwide covering more than 50 million lives. Cole National, including its Pearle franchisees, has more than 2,000 optical locations in the United States, Canada, Puerto Rico, and the Virgin Islands.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

# # #

This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.